Exhibit 3.7

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED                      Restated Articles of Organization                      FORM MUST BE TYPED

(General Laws Chapter 156D, Section 10.073950 CMR 113.35)

(1)	Exact name of corporation: TASC, Inc.

(2)	Registered office address: 155 Federal Street, Suite 700, Boston, MA 02110

(number, street, city or town, gate, zip code)

(3)	Date adopted: December 18, 2009

(month, day, year)

(4)	Approved by

(check appropriate box)

☐	the directors without shareholder approval and shareholder approval was not required;

OR

☒	the board of directors and the shareholders in the manner required by G.L Chapter 156D and the corporation’s articles of organization.

(5)	The following information is required to be included in the articles of organization pursuant to G.L. Chapter 156D, Section 2.02 except that the supplemental Information provided for in Article VIII is not required:*

ARTICLE I

The exact name of the corporation is:

TASC, Inc.

ARTICLE II

Unless the articles of organization otherwise provide, all corporations formed pursuant to G.L. Chapter 156D have the purpose of engaging in any lawful business. Please specify if you want a more limited purpose:**

*	Changes to Article VIII must be made by filing a statement of change of supplemental information form.
**	Professional corporations governed by G.L. Chapter 156A and must specify the professional activities of the corporation.

ARTICLE III

State the total number of shares and par value,* if any, of each class of stock that the corporation is authorized to issue. All corporations must authorize stock. If only one class or series is authorized, it is not necessary to specify any particular designation.

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	1,000	$0.10

ARTICLE IV

Prior to the issuance of shares of any class or series, the articles of organization must set forth the preferences, limitations and relative rights of that class or series. The articles may also limit the type or specify the minimum amount of consideration for which shares of any class or series may be issued. Please set forth the preferences, limitations and relative rights of each class or series and, if desired, the required type and minimum amount of consideration to be received.

None.

ARTICLE V

The restrictions, if any, imposed by the articles or organization upon the transfer of shares of any class or series of stock are:

None.

ARTICLE VI

Other lawful provisions, and if there are no such provisions, this article may be left blank.

See Attachment VI.

Note: The preceding six (6) articles are considered to be permanent and may be changed only by filing appropriate articles of amendment.

*	G. L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

ATTACHMENT VI

Other lawful provisions:

1.    Authority of directors to create new classes and series of shares. The board of directors, acting without the shareholders, may (a) reclassify any unissued shares of any authorized class or series into one or more existing or new classes or series, and (b) create one or more new classes or series of shares, specifying the number of shares to be included therein, the distinguishing designation thereof and the preferences, limitations and relative rights applicable thereto, provided that the board of directors may not approve an aggregate number of authorized shares of all classes and series which exceeds the total number of authorized shares specified in the Articles of Organization approved by the shareholders.

2.    Minimum number of directors. The board of directors may consist of one or more individuals, notwithstanding the number of shareholders.

3.    Personal liability of directors to corporation. No director shall have personal liability to the corporation for monetary damages for breach of his or her fiduciary duty as a director notwithstanding any provision of law imposing such liability, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for improper distributions under Section 6.40 of Chapter 156D of the General Laws of Massachusetts or its successor, or (d) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

4.    Majority vote required to approve matters acted on by shareholders. The affirmative vote of a majority of all the shares in a voting group eligible to vote on a matter shall be sufficient for the approval of the matter, notwithstanding any greater vote on the matter otherwise required by any provision of Chapter 156D of the General Laws of Massachusetts or its successor.

5.    Shareholder action without a meeting by less than unanimous consent. Action required or permitted by Chapter 156D of the General Laws of Massachusetts or its successor to be taken at a shareholders’ meeting may be taken without a meeting by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting.

6.    Authorization of directors to make, amend or repeal bylaws. The board of directors may make, amend, or repeal the bylaws in whole or in part, except with respect to any provision thereof which by virtue of an express provision in Chapter 156D of the General Laws of Massachusetts or its successor, these Articles of Organization, or the bylaws requires action by the shareholders.

ARTICLE VII

The effective date of organization of the corporation is the date and time the articles were received for filing if the articles are not rejected within the time prescribed by law. If a later effective date is desired, specify such date, which may not be later than the 90th day after the articles are received for filing:

It is hereby certified that these restated articles of organization consolidate all amendments into a single document. If a new amendment authorizes an exchange, or effects a reclassification or cancellation, of issued shares, provisions for implementing that action are set forth in these restated articles unless contained in the text of the amendment.

Specify the number(s) of the article(s) being amended: VI

Signed by:	/s/ Bradley N. Kopp
	Bradley N. Kopp	(signature of authorized individual)

☐	Chairman of the board of directors,

☐	President,

☒	Other officer,

☐	Court-appointed fiduciary,

on this 18th day of December, 2009.

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED                      Articles of Amendment                      FORM MUST BE TYPED

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1)	Exact name of corporation: TASC, Inc.

(2)	Registered office address: 155 Federal Street, Suite 700, Boston, MA 02110

                (number, street, city or town, gate, zip code)

(3)	These articles of amendment affect article(s): Article I

(specify the number(s) of article(s) being amended (I-VI))

(4)	Date adopted: December 30, 2015

                         (month, day, year)

(5)	Approved by

(check appropriate box)

☐	the Incorporators.

☐	the board of directors without shareholder approval and shareholder approval was not required.

☒	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)	State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article I.

The exact name of the corporation is changed from TASC, Inc. to Engility Corporation effective January 1, 2016.

To change the number of shares and the par value,* if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

(7)	The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified: January 1, 2016

*	G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 621, and the comments relative thereto.

Signed by:	/s/ Thomas O. Miiller Thomas O. Miiller, Director, Secretary
(signature of authorized individual)

☐	Chairman of the board of directors,

☐	President,

☒	Other officer,

☐	Court-appointed fiduciary,

on this 30th day of December, 2015.